PROSPECTUS Dated June 11, 2002                     Pricing Supplement No. 38 to
PROSPECTUS SUPPLEMENT                      Registration Statement No. 333-83616
Dated June 11, 2002                                        Dated April 23, 2003
                                                                 Rule 424(b)(3)

                                  $26,612,500
                                Morgan Stanley
                       GLOBAL MEDIUM-TERM NOTES, SERIES C
                            Senior Fixed Rate Notes
                          ---------------------------
                            PLUS due April 30, 2005
         Mandatorily Exchangeable for an Amount Payable in U.S. Dollars
                             Based on the Value of
                      the DOW JONES INDUSTRIAL AVERAGE(SM)

                  Performance Leveraged Upside Securities(SM)
                                  ("PLUS(SM)")

Unlike ordinary debt securities, the PLUS do not pay interest and do not guarantee any return of principal at maturity. Instead, at maturity you will receive for each $21.29 principal amount of PLUS an amount in cash based upon the value of the Dow Jones Industrial Average(SM), which we refer to as the DJIA(SM), plus a supplemental amount if the value of the DJIA at maturity exceeds 8,515.66, the closing value of the DJIA on April 23, 2003, the day we offered the PLUS for initial sale to the public, subject to a maximum payment at maturity equal to $27.26 for each $21.29 principal amount of PLUS.

o The principal amount and issue price of each PLUS is $21.29, which is equal to one four-hundredth of the closing value of the DJIA on April 23, 2003.

o    We will not pay interest on the PLUS.

o At maturity, you will receive for each $21.29 principal amount of PLUS you hold an amount in cash equal to the final average index value divided by
     400. In addition, if the final average index value exceeds 8,515.66, the closing value of the DJIA on April 23, 2003, you will receive a supplemental amount in cash equal to that excess amount divided by 400. The total payment to you for each $21.29 principal amount of PLUS will, however, be subject to a maximum payment at maturity equal to $27.26, or 128% of the issue price.

o The final average index value will be the average closing value of the DJIA over a period of three trading days commencing on April 26, 2005. In no event will the supplemental amount be less than zero.

o Investing in the PLUS is not equivalent to investing in the DJIA or its component stocks.

o The PLUS have been approved for listing on the American Stock Exchange LLC, subject to official notice of issuance. The AMEX listing symbol for the PLUS is "DJP."

You should read the more detailed description of the PLUS in this pricing supplement. In particular, you should review and understand the descriptions in"Summary of Pricing Supplement" and "Description of PLUS."

The PLUS are riskier than ordinary debt securities. See "Risk Factors" beginning on PS-6.

                          ---------------------------
                             PRICE $21.29 PER PLUS
                          ---------------------------

                                   Price to         Agent's       Proceeds to
                                    Public        Commissions       Company
                                  -----------     -----------     -----------
Per PLUS.................            $21.29           $.35           $20.94
Total....................         $26,612,500       $437,500      $26,175,000


                                 MORGAN STANLEY

     For a description of certain restrictions on offers, sales and deliveries of the PLUS and on the distribution of this pricing supplement and the accompanying prospectus supplement and prospectus and other offering material related to the PLUS, see "Supplemental Information Concerning Plan of Distribution" below.

     No action has been or will be taken by us, the Agent or any dealer that would permit a public offering of the PLUS or possession or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus or any other offering material relating to the PLUS in any jurisdiction, other than the United States, where action for that purpose is required. This pricing supplement and the accompanying prospectus supplement and prospectus may not be used for the purpose of an offer or solicitation by anyone in any jurisdiction in which such offer or solicitation is not authorized or to any person to whom it is unlawful to make such an offer or solicitation.

     The PLUS may not be offered or sold to the public in Brazil. Accordingly, the offering of the PLUS has not been submitted to the Comissao de Valores Mobiliarios for approval. Documents relating to this offering, as well as the information contained herein and therein, may not be supplied to the public as a public offering in Brazil or be used in connection with any offer for subscription or sale to the public in Brazil.

     The PLUS have not been registered with the Superintendencia de Valores y Seguros in Chile and may not be offered or sold publicly in Chile. No offer, sales or deliveries of the PLUS, or distribution of this pricing supplement or the accompanying prospectus supplement or prospectus, may be made in or from Chile except in circumstances which will result in compliance with any applicable Chilean laws and regulations.

     The PLUS may not be offered or sold in Hong Kong, by means of any document, other than to persons whose ordinary business it is to buy or sell shares or debentures, whether as principal or agent, or in circumstances which do not constitute an offer to the public within the meaning of the Companies Ordinance (Cap. 32) of Hong Kong. The Agent has not issued and will not issue any advertisement, invitation or document relating to the PLUS, whether in Hong Kong or elsewhere, which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to PLUS which are intended to be disposed of only to persons outside Hong Kong or only to "professional investors" within the meaning of the Securities and Futures Ordinance (Cap. 571) of Hong Kong and any rules made thereunder.

     The PLUS have not been registered with the National Registry of Securities maintained by the Mexican National Banking and Securities Commission and may not be offered or sold publicly in Mexico. This pricing supplement and the accompanying prospectus supplement and prospectus may not be publicly distributed in Mexico.

     This pricing supplement and the accompanying prospectus supplement and prospectus have not been registered as a prospectus with the Monetary Authority of Singapore. Accordingly, this pricing supplement and the accompanying prospectus supplement and prospectus and any other document or material in connection with the offer or sale, or invitation for subscription or purchase, of the PLUS may not be circulated or distributed, nor may the PLUS be offered or sold, or be made the subject of an invitation for subscription or purchase, whether directly or indirectly, to persons in Singapore other than under circumstances in which such offer, sale or invitation does not constitute an offer or sale, or invitation for subscription or purchase, of the PLUS to the public in Singapore.

                         SUMMARY OF PRICING SUPPLEMENT

     The following summary describes the PLUS we are offering to you in general terms only. You should read the summary together with the more detailed information that is contained in the rest of this pricing supplement and in the accompanying prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in "Risk Factors."

     The PLUS offered are medium-term debt securities of Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.). The return on the PLUS at maturity is linked to the performance of the Dow Jones Industrial Average, which we refer to as the DJIA.

     "Performance Leveraged Upside Securities" and "PLUS" are our service marks. "Dow Jones(SM)," "Dow Jones Industrial Average(SM)" and "DJIA(SM)" are service marks of Dow Jones & Company, Inc. and have been licensed for use by Morgan Stanley.

Each PLUS                     We, Morgan Stanley, are offering Performance
costs $21.29                  Leveraged Upside Securities(SM) due April 30,
                              2005, Mandatorily Exchangeable for an Amount
                              Payable in U.S. Dollars Based on the Value of the Dow Jones Industrial Average(SM), which we refer to as the PLUS(SM). The principal amount and issue price of each PLUS is $21.29, which is equal to one four-hundredth of the closing value of the DJIA on April 23, 2003, the day we offered the PLUS for initial sale to the public.

No guaranteed return          Unlike ordinary debt securities, the PLUS do not
of principal; no interest     pay interest and do not guarantee any return of
                              principal at maturity. If the average closing value of the DJIA over a period of three trading days commencing on April 26, 2005 is less than the closing value of the DJIA on April 23, 2003, we will pay to you an amount in cash that is less than the issue price of the PLUS.

Payment at maturity           At maturity, you will receive for each $21.29
based on the DJIA             principal amount of PLUS you hold an amount in
                              cash equal to the final average index value divided by 400. In addition, if the final average index value exceeds 8,515.66, the closing value of the DJIA on April 23, 2003, you will receive a supplemental amount in cash equal to that excess amount divided by 400. The total payment to you for each $21.29 principal amount of PLUS will, however, be subject to a maximum payment at maturity equal to $27.26, or 128% of the issue price. The final average index value will be the average closing value of the DJIA over a period of three trading days commencing on April 26, 2005.

                              Accordingly, if one four-hundredth of the final average index value is greater than one four-hundredth of the closing value of the DJIA on April 23, 2003, you will receive for each PLUS at maturity twice the amount of that excess. However, because the PLUS are subject to a maximum payment at maturity equal to $27.26, you will not receive more than $27.26 per PLUS, or 128% of the issue price.

                              On PS-5, we have provided a graph titled
                              "Hypothetical Payouts on the PLUS at Maturity," which illustrates the performance of the PLUS at maturity assuming a variety of hypothetical final average index values. The graph does not show every situation that may occur.

                              You can review the historical values of the DJIA in the section of this pricing supplement called "Description of PLUS--Historical Information." The payment of dividends on the stocks that underlie the DJIA is not reflected in the level of the DJIA and, therefore, has no effect on the calculation of the payout at maturity.

                              If a market disruption event occurs during the period of three trading days when the average closing value of the DJIA at maturity is to be determined, the maturity date of the PLUS may be postponed. See the section of this pricing supplement called "Description of PLUS--Maturity Date."

                              Investing in the PLUS is not equivalent to investing in the DJIA or its component stocks.

Your return on the PLUS is    The return investors realize on the PLUS is
limited by the maximum        limited by the maximum payment at maturity. The
payment at maturity           maximum payment at maturity of each PLUS is
                              $27.26, or 128% of the issue price.

MS & Co. will be the          We have appointed our affiliate, Morgan Stanley &
Calculation Agent             Co. Incorporated, which we refer to as MS & Co.,
                              to act as calculation agent for The Chase
                              Manhattan Bank, the trustee for our senior notes.
                              As calculation agent, MS & Co. will determine the final average index value and the supplemental amount, if any, that you will receive at maturity.

Where you can find more       The PLUS are senior notes issued as part of our
information on the PLUS       Series C medium-term note program. You can find a
                              general description of our Series C medium-term note program in the accompanying prospectus supplement dated June 11, 2002. We describe the basic features of this type of note in the sections of the prospectus supplement called
                              "Description of Notes--Fixed Rate Notes" and
                              "--Exchangeable Notes."

                              For a detailed description of the terms of the PLUS, you should read the section of this pricing supplement called "Description of PLUS." You should also read about some of the risks involved in investing in PLUS in the section of this pricing supplement called "Risk Factors." The tax and accounting treatment of investments in equity-linked notes such as the PLUS may differ from that of investments in ordinary debt securities or common stock. See the section of this pricing supplement called "Description of Notes--United States Federal Income Taxation." We urge you to consult with your investment, legal, tax, accounting and other advisors with regard to any proposed or actual investment in the PLUS.

How to reach us               You may contact your local Morgan Stanley branch
                              office or our principal executive offices at 1585
                              Broadway, New York, New York 10036 (telephone number (212) 761-4000).

                  HYPOTHETICAL PAYOUTS ON THE PLUS AT MATURITY

     For each PLUS, the following graph illustrates the payout on the PLUS at maturity for a range of hypothetical final average index values. The PLUS Zone illustrates the leveraging effect of the payment of the Supplemental Amount taking into account the maximum payment at maturity. The chart is based on the following terms:

     o    Issue Price per PLUS: $21.29

     o    Initial Index Value: 8,515.66

     o    Maximum Payment at Maturity: $27.26 (128% of the Issue Price)

     The payouts on the PLUS at maturity reflected in the graph below are the lesser of (a) the sum of (i) the Final Average Index Value divided by 400 plus
(ii) the Supplemental Amount, equal to the excess of the Final Average Index Value minus the Initial Index Value, divided by 400, and (b) the Maximum Payment at Maturity.

                               [GRAPHIC OMITTED]

                                  RISK FACTORS

     The PLUS are not secured debt, are riskier than ordinary debt securities and, unlike ordinary debt securities, the PLUS do not pay interest or guarantee any return of principal at maturity. The payment at maturity is linked to the performance of the DJIA, subject to a maximum payment at maturity. To the extent that the average closing value of the DJIA over a period of three trading days commencing on April 26, 2005 is less than the closing value of the DJIA on April 23, 2003, the day we offered the PLUS for initial sale to the public, the amount of cash that investors receive at maturity will be less than the issue price of the PLUS and investors will not receive any supplemental cash amount. Investing in the PLUS is not equivalent to investing directly in the DJIA or its component stocks. The return investors realize on the PLUS is limited by the maximum payment at maturity. This section describes the most significant risks relating to the PLUS. You should carefully consider whether the PLUS are suited to your particular circumstances before you decide to purchase them.

PLUS do not pay interest or      The terms of the PLUS differ from those of
guarantee return of principal    ordinary debt securities in that we will not
                                 pay you interest on the PLUS or pay you the principal amount of the PLUS at maturity.
                                 Instead, at maturity, you will receive for each $21.29 principal amount of PLUS you hold an amount in cash equal to the final average index value divided by 400. In addition, if the final average index value exceeds
                                 8,515.66, the closing value of the DJIA on April 23, 2003, you will receive a supplemental amount in cash equal to that excess amount divided by 400. The total payment to you for each $21.29 principal amount of PLUS will, however, be subject to a maximum payment at maturity equal to $27.26, or 128% of the issue price. If the average closing value of the DJIA at maturity is less than the closing value of the DJIA on April
                                 23, 2003, we will pay to you an amount in cash that is less than the issue price of the PLUS, and we will not pay any supplemental cash amount. In other words, if the final average index value divided by 400 is less than the issue price of the PLUS, you will lose money on your investment. See "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

Your appreciation                The appreciation potential of the PLUS is
potential is limited             limited by the maximum payment at maturity of
                                 $27.26 per PLUS, or 128% of the issue price.
                                 As a result, you will not share in any
                                 appreciation of the DJIA above 128% of the value of the DJIA on April 23, 2003. See
                                 "Hypothetical Payouts on the PLUS at Maturity" on PS-5.

Secondary trading                There may be little or no secondary market for
may be limited                   the PLUS. Although the PLUS have been approved
                                 for listing on the American Stock Exchange
                                 LLC, which we refer to as the AMEX, it is not possible to predict whether the PLUS will trade in the secondary market. Even if there is a secondary market, it may not provide significant liquidity. MS & Co. currently intends to act as a market maker for the PLUS but is not required to do so.

Market price of the              Several factors, many of which are beyond our
PLUS may be influenced           control, will influence the value of the PLUS.
by many unpredictable            We expect that generally the value of the DJIA
factors                          on any day will affect the value of the PLUS
                                 more than any other single factor. However, because the PLUS may pay a supplemental cash amount and because the PLUS are subject to a maximum payment at maturity, the PLUS will trade differently from the DJIA. Other factors that may influence the value of the PLUS include:

                                 o the volatility (frequency and magnitude of changes in value) of the DJIA

                                 o the dividend rate on the stocks underlying the DJIA

                                 o  geopolitical conditions and economic,
                                    financial, political, regulatory or
                                    judicial events that affect the stocks
                                    underlying the DJIA or stock markets
                                    generally and which may affect the value of the DJIA

                                 o  interest and yield rates in the market

                                 o  the time remaining until the PLUS mature

                                 o  our creditworthiness

                                 Some or all of these factors will influence the price you will receive if you sell your PLUS prior to maturity. For example, you may have to sell your PLUS at a substantial discount from the principal amount if the value of the DJIA is at or below the closing value of the DJIA on April 23, 2003.

                                 You cannot predict the future performance of the DJIA based on its historical performance. The value of the DJIA may decrease so that you will receive at maturity a payment that is less than the principal amount of the PLUS and no supplemental cash amount. We cannot guarantee that the value of the DJIA will increase so that you will receive at maturity more than the principal amount of the PLUS or that the value of the DJIA will not increase beyond 128% of the initial index value. You will no longer share in the performance of the DJIA at index values above 128% of the initial index value.

Adjustments to the DJIA          Dow Jones Indexes, a part of Dow Jones, is
could adversely affect the       responsible for calculating and maintaining
value of the PLUS                the DJIA. You should not conclude that the
                                 inclusion of a stock in the DJIA is an
                                 investment recommendation by us of that stock.
                                 The editors of The Wall Street Journal, which is published by Dow Jones, can add, delete or substitute the stocks underlying the DJIA, and Dow Jones Indexes can make other methodological changes required by certain events relating to the underlying stocks, such as stock dividends, stock splits, spin-offs, rights offerings and extraordinary dividends, that could change the value of the DJIA. Dow
                                 Jones may discontinue or suspend calculation or dissemination of the DJIA. Any of these actions could adversely affect the value of the PLUS.

                                 If Dow Jones were to discontinue or suspend calculation or publication of the DJIA, MS & Co., as the calculation agent, would have sole discretion to substitute a successor index that is comparable to the discontinued DJIA. MS & Co. could have an economic interest that is different than that of investors in the PLUS insofar as, for example, MS & Co. is not precluded from considering indices that are calculated and published by MS & Co. or any of its affiliates. If MS & Co. determines that there is no appropriate successor index, at maturity the payout on the PLUS will be an amount based on the closing prices of the stocks underlying the DJIA at the time of such discontinuance, without rebalancing or substitution, computed by the calculation agent in accordance with the formula for calculating the DJIA last in effect prior to discontinuance of the DJIA.

You have no                      As an investor in the PLUS, you will not have
shareholder rights               voting rights or rights to receive dividends
                                 or other distributions or any other rights with respect to the stocks that underlie the DJIA.

Adverse economic interests       Because the calculation agent, MS & Co., is
of the calculation agent         our affiliate, the economic interests of the
and its affiliates may affect    calculation agent and its affiliates may be
determinations                   adverse to your interests as an investor in
                                 the PLUS. As calculation agent, MS & Co. will calculate the final average index value and the supplemental cash amount, if any, we will pay to you at maturity. Determinations made by MS&Co., in its capacity as calculation agent, including with respect to the occurrence or non-occurrence of market disruption events and the selection of a successor index or calculation of any index closing value in the event of a discontinuance of the DJIA, may affect the payout to you at maturity. See the sections of this pricing supplement called "Description of PLUS--Market Disruption Event" and
                                 "--Discontinuance of the DJIA; Alteration of Method of Calculation."

Hedging and trading activity     We expect that MS & Co. and other affiliates
by the calculation agent and     will carry out hedging activities related to
its affiliates could potentially the PLUS (and possibly to other instruments
adversely affect the value of    linked to the DJIA or its component stocks),
the DJIA                         including trading in the stocks underlying the
                                 DJIA as well as in other instruments related to the DJIA. MS & Co. and some of our other subsidiaries also trade the stocks underlying the DJIA and other financial instruments related to the DJIA on a regular basis as part of their general broker-dealer businesses.
                                 Any of these hedging or trading activities could potentially affect the value of the DJIA and, accordingly, could affect the payout to you on the PLUS.

The characterization of the      You should also consider the tax consequences
PLUS for federal income tax      of investing in the PLUS. There is no direct
purposes is uncertain            legal authority as to the proper tax treatment
                                 of the PLUS, and therefore significant aspects of their tax treatment are uncertain. Pursuant to the terms of the PLUS, you have agreed with us to treat a PLUS as a single financial contract, as described in the section of this pricing supplement called "Description of
                                 PLUS--United States Federal Income
                                 Taxation--General." If the Internal Revenue
                                 Service (the "IRS") were successful in
                                 asserting an alternative characterization for the PLUS, the timing and character of income or loss with respect to the PLUS may differ.
                                 We do not plan to request a ruling from the IRS regarding the tax treatment of the PLUS, and the IRS or a court may not agree with the tax treatment described in this pricing supplement. Please read carefully the section of this pricing supplement called "Description of PLUS--United States Federal Income
                                 Taxation." You are urged to consult your own tax advisor regarding all aspects of the U.S.
                                 federal income tax consequences of investing in the PLUS.

                              DESCRIPTION OF PLUS

Terms not defined herein have the meanings given to such terms in the accompanying prospectus supplement. The term "PLUS" refers to each $21.29 principal amount of our PLUS due April 30, 2005, Mandatorily Exchangeable for an Amount Payable in U.S. Dollars Based on the Value of the Dow Jones Industrial Average(SM). In this pricing supplement, the terms "we," "us" and "our" refer to Morgan Stanley (formerly known as Morgan Stanley Dean Witter & Co.).

Principal Amount......................  $26,612,500

Original Issue Date
(Settlement Date).....................  April 28, 2003

Maturity Date.........................  April 30, 2005, subject to extension in the event of a Market Disruption Event
                                        on any Determination Date.

                                        If due to a Market Disruption Event or
                                        otherwise, the third Determination Date
                                        for calculating the Final Average Index
                                        Value (the "Final Determination Date")
                                        is postponed so that it falls on or
                                        after April 29, 2005, the Maturity Date
                                        will be the second Trading Day
                                        following the Final Determination Date.
                                        See "--Final Average Index Value"
                                        below.

Issue Price...........................  $21.29 per PLUS

Denominations.........................  $21.29 and integral multiples thereof

CUSIP.................................  61746B494

ISIN..................................  US61746B4941

Interest Rate.........................  None

Specified Currency....................  U.S. dollars

Payment at Maturity...................  At maturity, upon delivery of the PLUS to the Trustee, we will pay with
                                        respect to the $21.29 principal amount
                                        of each PLUS an amount in cash equal to
                                        the lesser of (a) the sum of (i) the
                                        Final Average Index Value divided by
                                        400 plus (ii) the Supplemental Amount,
                                        if any, and (b) the Maximum Payment at
                                        Maturity. See "--Discontinuance of the
                                        DJIA; Alteration of Method of
                                        Calculation" below.

                                        We shall, or shall cause the
                                        Calculation Agent to, (i) provide
                                        written notice to the Trustee and to
                                        the Depositary, which we refer to as
                                        DTC, of the amount of cash to be
                                        delivered with respect to the $21.29
                                        principal amount of each PLUS, on or
                                        prior to 10:30 a.m. on the Trading Day
                                        preceding the Maturity Date (but if
                                        such Trading Day is not a Business Day,
                                        prior to the close of business on the
                                        Business Day preceding the Maturity
                                        Date), and (ii) deliver such cash to
                                        the Trustee for delivery to DTC, as
                                        holder of the PLUS, on the Maturity
                                        Date. We expect such amount of cash
                                        will be distributed to investors on the
                                        Maturity Date in accordance with the
                                        standard rules and procedures of DTC
                                        and its direct and indirect
                                        participants. See "--Book Entry Note or
                                        Certificated Note" below, and see "The
                                        Depositary" in the accompanying
                                        prospectus supplement.

Supplemental Amount ..................  The amount, if any, by which the Final
                                        Average Index Value exceeds the Initial
                                        Index Value, divided by 400. In no
                                        event will the Supplemental Amount be
                                        less than zero.

Maximum Payment at Maturity...........  $27.26

Final Average Index Value.............  The arithmetic average of the Index
                                        Closing Value on each of the first
                                        three Trading Days from and including
                                        April 26, 2005 on which no Market
                                        Disruption Event occurs (each, a
                                        "Determination Date").

Initial Index Value...................  8,515.66, which is the Index Closing
                                        Value on April 23, 2003.

Index Closing Value...................  The Index Closing Value on any Trading
                                        Day will equal the closing value of the
                                        DJIA or any Successor Index (as defined
                                        under "--Discontinuance of the DJIA;
                                        Alteration of Method of Calculation"
                                        below) published at the regular
                                        official weekday close of trading on
                                        that Trading Day. In certain
                                        circumstances, the Index Closing Value
                                        will be based on the alternate
                                        calculation of the DJIA described under
                                        "--Discontinuance of the DJIA;
                                        Alteration of Method of Calculation."

Trading Day...........................  A day, as determined by the Calculation
                                        Agent, on which trading is generally
                                        conducted on the New York Stock
                                        Exchange, Inc. (the "NYSE"), the AMEX,
                                        the Nasdaq National Market, the Chicago
                                        Mercantile Exchange and the Chicago
                                        Board of Options Exchange and in the
                                        over-the-counter market for equity
                                        securities in the United States.

Book Entry Note or Certificated Note..  Book Entry. The PLUS will be issued in the form of one or more fully
                                        registered global securities which will
                                        be deposited with, or on behalf of, DTC
                                        and will be registered in the name of a
                                        nominee of DTC. DTC will be the only
                                        registered holder of the PLUS. Your
                                        beneficial interest in the PLUS will be
                                        evidenced solely by entries on the
                                        books of the securities intermediary
                                        acting on your behalf as a direct or
                                        indirect participant in DTC. In this
                                        pricing supplement, all references to
                                        actions taken by you or to be taken by
                                        you refer to actions taken or to be
                                        taken by DTC upon instructions from its
                                        participants acting on your behalf, and
                                        all references to payments or notices
                                        to you will mean payments or notices to
                                        DTC, as the registered holder of the
                                        PLUS, for distribution to participants
                                        in accordance with DTC's procedures.
                                        For more information regarding DTC and
                                        book entry notes, please read "The
                                        Depositary" in the accompanying
                                        prospectus supplement and "Form of
                                        Securities--Global Securities--
                                        Registered Global Securities" in the
                                        accompanying prospectus.

Senior Note or Subordinated Note......  Senior

Trustee...............................  JPMorgan Chase Bank (formerly known as
                                        The Chase Manhattan Bank)

Agent.................................  MS & Co.

Calculation Agent.....................  MS & Co.

                                        All determinations made by the
                                        Calculation Agent will be at the sole
                                        discretion of the Calculation Agent and
                                        will, in the absence of manifest error,
                                        be conclusive for all purposes and
                                        binding on you and on us.

                                        All calculations with respect to the
                                        Final Average Index Value and the
                                        Supplemental Amount, if any, will be
                                        rounded to the nearest one
                                        hundred-thousandth, with five
                                        one-millionths rounded upward (e.g.
                                        .876545 would be rounded to .87655);
                                        all dollar amounts related to
                                        determination of the amount of cash
                                        payable per PLUS will be rounded to the
                                        nearest ten-thousandth, with five one
                                        hundred-thousandths rounded upwards
                                        (e.g., .76545 would be rounded up to
                                        .7655); and all dollar amounts paid on
                                        the aggregate number of PLUS will be
                                        rounded to the nearest cent, with
                                        one-half cent rounded upward.

                                        Because the Calculation Agent is our
                                        affiliate, the economic interests of
                                        the Calculation Agent and its
                                        affiliates may be adverse to your
                                        interests as an investor in the PLUS,
                                        including with respect to certain
                                        determinations and judgments that the
                                        Calculation Agent must make in
                                        determining any Index Closing Value or
                                        whether a Market Disruption Event has
                                        occurred. See "--Discontinuance of the
                                        DJIA; Alteration of Method of
                                        Calculation" and "--Market Disruption
                                        Event" below. MS & Co. is obligated to
                                        carry out its duties and functions as
                                        Calculation Agent in good faith and
                                        using its reasonable judgment.

Market Disruption Event...............  "Market Disruption Event" means, with respect to the DJIA:

                                            (i) a suspension, absence or
                                            material limitation of trading of
                                            stocks then constituting 20 percent
                                            or more of the level of the DJIA
                                            (or the Successor Index) on the
                                            Relevant Exchanges for such
                                            securities for more than two hours
                                            of trading or during the one-half
                                            hour period preceding the close of
                                            the principal trading session on
                                            such Relevant Exchange; or a
                                            breakdown or failure in the price
                                            and trade reporting systems of any
                                            Relevant Exchange as a result of
                                            which the reported trading prices
                                            for stocks then constituting 20
                                            percent or more of the level of the
                                            DJIA (or the relevant Successor
                                            Index) during the last one-half
                                            hour preceding the close of the
                                            principal trading session on such
                                            Relevant Exchange are materially
                                            inaccurate; or the suspension,
                                            absence or material limitation of
                                            trading on any major U.S.
                                            securities market for trading in
                                            futures or options contracts
                                            related to the DJIA (or the
                                            relevant Successor Index) for more
                                            than two hours of trading or during
                                            the one-half hour period preceding
                                            the close of the principal trading
                                            session on such market, in each
                                            case as determined by the
                                            Calculation Agent in its sole
                                            discretion; and


                                            (ii) a determination by the
                                            Calculation Agent in its sole
                                            discretion that the event described
                                            in clause (i) above materially
                                            interfered with the ability of
                                            Morgan Stanley
                                            or any of its affiliates to adjust
                                            or unwind all or a material portion
                                            of the hedge with respect to the
                                            PLUS.

                                        For the purpose of determining whether
                                        a Market Disruption Event exists at any
                                        time, if trading in a security included
                                        in the DJIA is materially suspended or
                                        materially limited at that time, then
                                        the relevant percentage contribution of
                                        that security to the level of the DJIA
                                        shall be based on a comparison of (x)
                                        the portion of the level of the DJIA
                                        attributable to that security relative
                                        to (y) the overall level of the DJIA,
                                        in each case immediately before that
                                        suspension or limitation.

                                        For purposes of determining whether a
                                        Market Disruption Event has occurred:
                                        (1) a limitation on the hours or number
                                        of days of trading will not constitute
                                        a Market Disruption Event if it results
                                        from an announced change in the regular
                                        business hours of the relevant exchange
                                        or market, (2) a decision to
                                        permanently discontinue trading in the
                                        relevant futures or options contract
                                        will not constitute a Market Disruption
                                        Event, (3) limitations pursuant to the
                                        rules of any Relevant Exchange similar
                                        to NYSE Rule 80A (or any applicable
                                        rule or regulation enacted or
                                        promulgated by any other
                                        self-regulatory organization or any
                                        government agency of scope similar to
                                        NYSE Rule 80A as determined by the
                                        Calculation Agent) on trading during
                                        significant market fluctuations will
                                        constitute a suspension, absence or
                                        material limitation of trading, (4) a
                                        suspension of trading in futures or
                                        options contracts on the DJIA by the
                                        primary securities market trading in
                                        such contracts by reason of (x) a price
                                        change exceeding limits set by such
                                        exchange or market, (y) an imbalance of
                                        orders relating to such contracts or
                                        (z) a disparity in bid and ask quotes
                                        relating to such contracts will
                                        constitute a suspension, absence or
                                        material limitation of trading in
                                        futures or options contracts related to
                                        the DJIA and (5) a "suspension, absence
                                        or material limitation of trading" on
                                        any Relevant Exchange or on the primary
                                        market on which futures or options
                                        contracts related to the DJIA are
                                        traded will not include any time when
                                        such market is itself closed for
                                        trading under ordinary circumstances.

Relevant Exchange.....................  "Relevant Exchange" means the primary
                                        U.S. organized exchange or market of
                                        trading for any security (or any
                                        combination thereof) then included in
                                        the DJIA or any Successor Index.

Alternate Exchange Calculation
in Case of an Event of Default........  In case an event of default with respect to the PLUS shall have occurred
                                        and be continuing, the amount declared
                                        due and payable per PLUS upon any
                                        acceleration of the PLUS shall be
                                        determined by the Calculation Agent and
                                        shall be an amount in cash equal to the
                                        lesser of (a) the sum of (i) the Index
                                        Closing Value as of the date of
                                        acceleration divided by 400 plus (ii)
                                        the Supplemental Amount, if any,
                                        calculated using as the Final Average
                                        Index Value the Index Closing Value as
                                        of the date of acceleration and (b) the
                                        Maximum Payment at Maturity.

                                        If the maturity of the PLUS is
                                        accelerated because of an event of
                                        default as described above, we shall,
                                        or shall cause the Calculation Agent
                                        to, provide written notice to the
                                        Trustee at its New York office, on
                                        which notice the Trustee may
                                        conclusively rely, and to DTC of the
                                        cash amount due with respect to the
                                        PLUS as promptly as possible and in no
                                        event later than two Business Days
                                        after the date of acceleration.

The DJIA..............................  We have derived all information contained in this pricing supplement
                                        regarding the DJIA, including, without
                                        limitation, its make-up, method of
                                        calculation and changes in its
                                        components, from publicly available
                                        information. Such information reflects
                                        the policies of, and is subject to
                                        change by, Dow Jones. The DJIA is
                                        calculated and maintained by Dow Jones
                                        Indexes and published by Dow Jones. We
                                        make no representation or warranty as
                                        to the accuracy or completeness of such
                                        information.

                                        The DJIA is a price-weighted index
                                        comprised of 30 common stocks selected
                                        at the discretion of the editors of The
                                        Wall Street Journal (the "WSJ"), which
                                        is published by Dow Jones, as
                                        representative of the broad market of
                                        U.S. industry. There are no
                                        pre-determined criteria for selection
                                        of a component stock except that
                                        component companies represented by the
                                        DJIA should be established U.S.
                                        companies that are leaders in their
                                        industries. The DJIA serves as a
                                        measure of the entire U.S. market such
                                        as financial services, technology,
                                        retail, entertainment and consumer
                                        goods and is not limited to
                                        traditionally defined industrial
                                        stocks.

                                        Changes in the composition of the DJIA
                                        are made entirely by the editors of the
                                        WSJ without consultation with the
                                        component companies represented in the
                                        DJIA, any stock exchange, any official
                                        agency or us. In order to maintain
                                        continuity, changes to the component
                                        stocks included in the DJIA tend to be
                                        made infrequently and generally occur
                                        only after corporate acquisitions or
                                        other dramatic shifts in a component
                                        company's core business. When one
                                        component stock is replaced, the entire
                                        index is reviewed. As a result,
                                        multiple component changes are often
                                        implemented simultaneously. The
                                        component stocks of the DJIA may be
                                        changed at any time for any reason.

                                        The DJIA is price weighted rather than
                                        market capitalization weighted.
                                        Therefore, the component stock
                                        weightings are affected only by changes
                                        in the stocks' prices, in contrast with
                                        the weightings of other indices that
                                        are affected by both price changes and
                                        changes in the number of shares
                                        outstanding. The value of the DJIA is
                                        the sum of the primary exchange prices
                                        of each of the 30 common stocks
                                        included in the DJIA, divided by a
                                        divisor. The divisor is changed in
                                        accordance with a mathematical formula
                                        to adjust for stock dividends, splits,
                                        spin-offs and other corporate actions
                                        such as rights offerings and
                                        extraordinary dividends. Normal cash
                                        dividends are not taken into account in
                                        the calculation of the DJIA. The
                                        current divisor of the DJIA is
                                        published daily in the WSJ and other
                                        publications. While this methodology
                                        reflects current practice in
                                        calculating the DJIA, no assurance can
                                        be given that Dow Jones will not
                                        modify or change this methodology in a
                                        manner that may affect the maturity
                                        redemption amount.

                                        The formula used to calculate divisor
                                        adjustments is:

                                                                          Adjusted Sum of Prices
                                        New Divisor = Current Divisor x  ------------------------
                                                                         Unadjusted Sum of Prices

                                        Each component company of the DJIA as
                                        of April 22, 2003 and its corresponding
                                        stock ticker symbol is set forth in the
                                        following table. The common stocks of
                                        twenty-eight of the DJIA component
                                        companies are traded on the NYSE, and
                                        the common stocks of Intel Corporation
                                        and Microsoft Corporation are traded on
                                        the Nasdaq National Market.

                                                   Issuer of Component Stock                 Symbol
                                        ---------------------------------------------------  ------
                                        Alcoa Inc..........................................  AA
                                        Altria Group, Inc..................................  MO
                                        American Express Company...........................  AXP
                                        AT&T Corp..........................................  T
                                        The Boeing Company.................................  BA
                                        Caterpillar Inc....................................  CAT
                                        Citigroup Inc......................................  C
                                        The Coca-Cola Company..............................  KO
                                        E.I. du Pont de Nemours and Company................  DD
                                        Eastman Kodak Company..............................  EK
                                        Exxon Mobil Corporation............................  XOM
                                        General Electric Company...........................  GE
                                        General Motors Corporation.........................  GM
                                        Hewlett-Packard Company............................  HPQ
                                        The Home Depot, Inc................................  HD
                                        Honeywell International Inc........................  HON
                                        Intel Corporation..................................  INTC
                                        International Business Machines Corporation........  IBM
                                        International Paper Company........................  IP
                                        J.P. Morgan Chase & Co.............................  JPM
                                        Johnson & Johnson..................................  JNJ
                                        McDonald's Corporation.............................  MCD
                                        Merck & Co., Inc...................................  MRK
                                        Microsoft Corporation..............................  MSFT
                                        3M Company.........................................  MMM
                                        The Procter & Gamble Company.......................  PG
                                        SBC Communications Inc.............................  SBC
                                        United Technologies Corporation....................  UTX
                                        Wal-Mart Stores, Inc...............................  WMT
                                        The Walt Disney Company............................  DIS

                                        In this pricing supplement, unless the
                                        context requires otherwise, references
                                        to the DJIA will include any Successor
                                        Index.

Discontinuance of the DJIA;
Alteration of Method of Calculation...  If Dow Jones discontinues publication of the DJIA and Dow Jones or another
                                        entity publishes a successor or
                                        substitute index that MS & Co., as the
                                        Calculation Agent, determines, in its
                                        sole discretion, to be comparable to
                                        the discontinued DJIA (such
                                        index being referred to herein as a
                                        "Successor Index"), then any subsequent
                                        Index Closing Value will be determined
                                        by reference to the value of such
                                        Successor Index at the regular official
                                        weekday close of the principal trading
                                        session of the NYSE, the AMEX, the
                                        Nasdaq National Market or the relevant
                                        exchange or market for the Successor
                                        Index on the date that any Index
                                        Closing Value is to be determined.

                                        Upon any selection by the Calculation
                                        Agent of a Successor Index, the
                                        Calculation Agent will cause written
                                        notice thereof to be furnished to the
                                        Trustee, to Morgan Stanley and to DTC,
                                        as holder of the PLUS, within three
                                        Trading Days of such selection. We
                                        expect that such notice will be passed
                                        on to you, as a beneficial owner of the
                                        PLUS, in accordance with the standard
                                        rules and procedures of DTC and its
                                        direct and indirect participants.

                                        If Dow Jones discontinues publication
                                        of the DJIA prior to, and such
                                        discontinuance is continuing on, the
                                        date that any Index Closing Value is to
                                        be determined and MS & Co., as the
                                        Calculation Agent, determines that no
                                        Successor Index is available at such
                                        time, then, on such date, the
                                        Calculation Agent will determine the
                                        Index Closing Value in accordance with
                                        the formula for calculating the DJIA
                                        last in effect prior to such
                                        discontinuance, using the closing price
                                        (or, if trading in the relevant
                                        securities has been materially
                                        suspended or materially limited, its
                                        good faith estimate of the closing
                                        price that would have prevailed but for
                                        such suspension or limitation) at the
                                        close of the principal trading session
                                        on such date of each security most
                                        recently comprising the DJIA on the
                                        Relevant Exchange. Notwithstanding
                                        these alternative arrangements,
                                        discontinuance of the publication of
                                        the DJIA may adversely affect the value
                                        of the PLUS.

                                        If at any time the method of
                                        calculating the DJIA or a Successor
                                        Index, or the value thereof, is changed
                                        in a material respect, or if the DJIA
                                        or a Successor Index is in any other
                                        way modified so that such index does
                                        not, in the opinion of MS & Co., as the
                                        Calculation Agent, fairly represent the
                                        value of the DJIA or such Successor
                                        Index had such changes or modifications
                                        not been made, then, from and after
                                        such time, the Calculation Agent will,
                                        at the close of business in New York
                                        City on each date on which the Index
                                        Closing Value is to be determined, make
                                        such calculations and adjustments as,
                                        in the good faith judgment of the
                                        Calculation Agent, may be necessary in
                                        order to arrive at a value of a stock
                                        index comparable to the DJIA or such
                                        Successor Index, as the case may be, as
                                        if such changes or modifications had
                                        not been made, and calculate the Final
                                        Average Index Value with reference to
                                        the DJIA or such Successor Index, as
                                        adjusted. Accordingly, if the method of
                                        calculating the DJIA or a Successor
                                        Index is modified so that the value of
                                        such index is a fraction of what it
                                        would have been if it had not been
                                        modified (e.g., due to a split in the
                                        index), then the Calculation Agent will
                                        adjust such index in order to arrive at
                                        a value of the DJIA or such Successor
                                        Index as if it had not been modified
                                        (e.g., as if such split had not
                                        occurred).

Historical Information................  The following table sets forth the high and low Index Closing Values, as well
                                        as end-of-quarter Index Closing Values,
                                        of the DJIA for each quarter in the
                                        period from January 1, 1998 through
                                        April 23, 2003. The Index Closing Value
                                        on April 23, 2003 was 8,515.66. We
                                        obtained the information in the table
                                        below from Bloomberg Financial Markets,
                                        and we believe such information to be
                                        accurate.

                                        The value of the DJIA may decrease so
                                        that you will receive a payment at
                                        maturity that is less than the
                                        principal amount of the PLUS. We cannot
                                        give you any assurance that the value
                                        of the DJIA will increase so that at
                                        maturity you will receive a payment in
                                        excess of the principal amount of the
                                        PLUS, or that the value of the DJIA
                                        will not increase beyond 128% of the
                                        Initial Index Value. Because your
                                        return is linked to the value of the
                                        DJIA at maturity, there is no
                                        guaranteed return of principal.

                                        If the Final Average Index Value
                                        divided by 400 is less than the Issue
                                        Price of the PLUS, you will lose money
                                        on your investment.

                                                                               High            Low         Period End
                                                                             ---------      ---------      ---------
                                        1998:
                                          First Quarter.................      8,906.43       7,580.42       8,799.81
                                          Second Quarter................      9,211.84       8,627.93       8,952.02
                                          Third Quarter.................      9,337.97       7,539.07       7,842.62
                                          Fourth Quarter................      9,374.27       7,632.53       9,181.43
                                        1999:
                                          First Quarter.................     10,006.78       9,120.67       9,786.16
                                          Second Quarter................     11,107.19       9,832.51      10,970.80
                                          Third Quarter.................     11,326.04      10,213.48      10,337.00
                                          Fourth Quarter................     11,497.12      10,019.71      11,497.12
                                        2000:
                                          First Quarter.................     11,722.98       9,796.03      10,921.90
                                          Second Quarter ...............     11,287.08      10,299.24      10,447.90
                                          Third Quarter.................     11,310.64      10,481.47      10,650.90
                                          Fourth Quarter................     10,977.21       9,975.02      10,786.80
                                        2001:
                                          First Quarter.................     10,983.63       9,389.48       9,878.78
                                          Second Quarter ...............     11,337.92       9,485.71      10,502.40
                                          Third Quarter.................     10,610.00       8,235.81       8,847.56
                                          Fourth Quarter................     10,136.99       8,836.83      10,021.50
                                        2002:
                                          First Quarter.................     10,635.25       9,618.24      10,403.90
                                          Second Quarter ...............     10,381.73       9,120.11       9,243.26
                                          Third Quarter.................      9,379.50       7,591.93       7,591.93
                                          Fourth Quarter................      8,931.68       7,286.27       8,341.63
                                        2003:
                                          First Quarter.................      8,842.62       7,524.06       7,992.13
                                          Second Quarter (through
                                            April 23, 2003).............      8,515.66       8,069.86       8,515.66

Use of Proceeds and Hedging...........  The net proceeds we receive from the sale of the PLUS will be used for
                                        general corporate purposes and, in
                                        part, by us or by one or more of our
                                        subsidiaries in connection with hedging
                                        our obligations under the PLUS. See
                                        also "Use of Proceeds" in the
                                        accompanying prospectus.

                                        On the date of this pricing supplement,
                                        we, through our subsidiaries or others,
                                        hedged our anticipated exposure in
                                        connection with the PLUS by taking
                                        positions in futures contracts on the
                                        DJIA. Purchase activity could
                                        potentially have increased the value of
                                        the DJIA, and therefore effectively
                                        increased the level to which the DJIA
                                        must rise before you would receive at
                                        maturity a payment that exceeds the
                                        principal amount of the PLUS. Through
                                        our subsidiaries, we are likely to
                                        modify our hedge position throughout
                                        the life of the PLUS by purchasing and
                                        selling the stocks underlying the DJIA,
                                        futures or options contracts on the
                                        DJIA or its component stocks listed on
                                        major securities markets or positions
                                        in any other available securities or
                                        instruments that we may wish to use in
                                        connection with such hedging
                                        activities, including by selling any
                                        such securities on the Determination
                                        Dates. Although we have no reason to
                                        believe that our hedging activity has
                                        had, or in the future will have, a
                                        material impact on the value of the
                                        DJIA, we cannot give any assurance that
                                        we will not affect such value as a
                                        result of our hedging activities.

Supplemental Information Concerning
Plan of Distribution..................  Under the terms and subject to conditions contained in the U.S.
                                        distribution agreement referred to in
                                        the prospectus supplement under "Plan
                                        of Distribution," the Agent, acting as
                                        principal for its own account, has
                                        agreed to purchase, and we have agreed
                                        to sell, the principal amount of PLUS
                                        set forth on the cover of this pricing
                                        supplement. The Agent proposes
                                        initially to offer the PLUS directly to
                                        the public at the public offering price
                                        set forth on the cover page of this
                                        pricing supplement plus accrued
                                        interest, if any, from the Original
                                        Issue Date. The Agent may allow a
                                        concession not in excess of 1.644% of
                                        the principal amount of the PLUS to
                                        other dealers, which may include Morgan
                                        Stanley & Co. International Limited and
                                        Bank Morgan Stanley AG. We expect to
                                        deliver the PLUS against payment
                                        therefor in New York, New York on April
                                        28, 2003. After the initial offering of
                                        the PLUS, the Agent may vary the
                                        offering price and other selling terms
                                        from time to time.

                                        In order to facilitate the offering of
                                        the PLUS, the Agent may engage in
                                        transactions that stabilize, maintain
                                        or otherwise affect the price of the
                                        PLUS or the level of the DJIA.
                                        Specifically, the Agent may sell more
                                        PLUS than it is obligated to purchase
                                        in connection with the offering or may
                                        sell individual stocks underlying the
                                        DJIA it does not own, creating a naked
                                        short position in the PLUS or the
                                        individual stocks underlying the DJIA,
                                        respectively, for its own account. The
                                        Agent must close out any naked short
                                        position by purchasing the PLUS or the
                                        individual stocks underlying the DJIA
                                        in the open market. A naked short
                                        position is more likely to be created
                                        if the Agent is concerned that there
                                        may be downward pressure on the price
                                        of the PLUS or the individual stocks
                                        underlying the DJIA in the open market
                                        after pricing that could adversely
                                        affect investors who purchase in the
                                        offering. As an additional means of
                                        facilitating the offering, the Agent
                                        may bid for, and purchase, PLUS or the
                                        individual stocks underlying the DJIA
                                        in the open market to stabilize the
                                        price of the PLUS. Any of these
                                        activities may raise or maintain the
                                        market price of the PLUS above
                                        independent market levels or prevent or
                                        retard a decline in the market price of
                                        the PLUS. The Agent is not required to
                                        engage in these activities, and may end
                                        any of these activities at any time.
                                        See "--Use of Proceeds and Hedging"
                                        above.

                                        General

                                        No action has been or will be taken by
                                        us, the Agent or any dealer that would
                                        permit a public offering of the PLUS or
                                        possession or distribution of this
                                        pricing supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS in any jurisdiction, other
                                        than the United States, where action
                                        for that purpose is required. No
                                        offers, sales or deliveries of the
                                        PLUS, or distribution of this pricing
                                        supplement or the accompanying
                                        prospectus supplement or prospectus or
                                        any other offering material relating to
                                        the PLUS, may be made in or from any
                                        jurisdiction except in circumstances
                                        which will result in compliance with
                                        any applicable laws and regulations and
                                        will not impose any obligations on us,
                                        the Agent or any dealer.

                                        The Agent has represented and agreed,
                                        and each dealer through which we may
                                        offer the PLUS has represented and
                                        agreed, that it (i) will comply with
                                        all applicable laws and regulations in
                                        force in any jurisdiction in which it
                                        purchases, offers, sells or delivers
                                        the PLUS or possesses or distributes
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and (ii) will obtain any
                                        consent, approval or permission
                                        required by it for the purchase, offer
                                        or sale by it of the PLUS under the
                                        laws and regulations in force in any
                                        jurisdiction to which it is subject or
                                        in which it makes purchases, offers or
                                        sales of the PLUS. We shall not have
                                        responsibility for the Agent's or any
                                        dealer's compliance with the applicable
                                        laws and regulations or obtaining any
                                        required consent, approval or
                                        permission.

                                        Brazil

                                        The PLUS may not be offered or sold to
                                        the public in Brazil. Accordingly, the
                                        offering of the PLUS has not been
                                        submitted to the Comissao de Valores
                                        Mobiliarios for approval. Documents
                                        relating to this offering, as well as
                                        the information contained herein and
                                        therein, may not be supplied to the
                                        public as a public offering in Brazil
                                        or be used in connection with any offer
                                        for subscription or sale to the public
                                        in Brazil.

                                        Chile

                                        The PLUS have not been registered with
                                        the Superintendencia de Valores y
                                        Seguros in Chile and may not be offered
                                        or sold publicly in Chile. No offer,
                                        sales or deliveries of the PLUS, or
                                        distribution of this pricing supplement
                                        or the accompanying prospectus
                                        supplement or prospectus, may be made
                                        in or from Chile except in
                                        circumstances which will result in
                                        compliance with any applicable Chilean
                                        laws and regulations.

                                        Hong Kong

                                        The PLUS may not be offered or sold in
                                        Hong Kong, by means of any document,
                                        other than to persons whose ordinary
                                        business it is to buy or sell shares or
                                        debentures, whether as principal or
                                        agent, or in circumstances which do not
                                        constitute an offer to the public
                                        within the meaning of the Companies
                                        Ordinance (Cap. 32) of Hong Kong. The

                                        Agent has not issued and will not issue
                                        any advertisement, invitation or
                                        document relating to the PLUS, whether
                                        in Hong Kong or elsewhere, which is
                                        directed at, or the contents of which
                                        are likely to be accessed or read by,
                                        the public in Hong Kong (except if
                                        permitted to do so under the securities
                                        laws of Hong Kong) other than with
                                        respect to PLUS which are intended to
                                        be disposed of only to persons outside
                                        Hong Kong or only to "professional
                                        investors" within the meaning of the
                                        Securities and Futures Ordinance (Cap.
                                        571) of Hong Kong and any rules made
                                        thereunder.

                                        Mexico

                                        The PLUS have not been registered with
                                        the National Registry of Securities
                                        maintained by the Mexican National
                                        Banking and Securities Commission and
                                        may not be offered or sold publicly in
                                        Mexico. This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus may not be publicly
                                        distributed in Mexico.

                                        Singapore

                                        This pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus have not been registered as
                                        a prospectus with the Monetary
                                        Authority of Singapore. Accordingly,
                                        this pricing supplement and the
                                        accompanying prospectus supplement and
                                        prospectus and any other document or
                                        material used in connection with the
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        may not be circulated or distributed,
                                        nor may the PLUS be offered or sold, or
                                        be made the subject of an invitation
                                        for subscription or purchase, whether
                                        directly or indirectly, to persons in
                                        Singapore other than under
                                        circumstances in which such offer, sale
                                        or invitation does not constitute an
                                        offer or sale, or invitation for
                                        subscription or purchase, of the PLUS
                                        to the public in Singapore.

License Agreement between
Dow Jones and Morgan Stanley..........  Dow Jones and Morgan Stanley have entered into a non-exclusive license
                                        agreement providing for the license to
                                        Morgan Stanley, and certain of its
                                        affiliated or subsidiary companies, in
                                        exchange for a fee, of the right to use
                                        the DJIA, which is owned and published
                                        by Dow Jones, in connection with
                                        securities, including the PLUS.

                                        The license agreement between Dow Jones
                                        and Morgan Stanley provides that the
                                        following language must be set forth in
                                        this pricing supplement:

                                        The PLUS are not sponsored, endorsed,
                                        sold or promoted by Dow Jones. Dow
                                        Jones makes no representation or
                                        warranty, express or implied, to the
                                        owners of the PLUS or any member of the
                                        public regarding the advisability of
                                        investing in securities generally or in
                                        the PLUS particularly. Dow Jones' only
                                        relationship to Morgan Stanley is the
                                        licensing of certain trademarks, trade
                                        names and service marks of Dow Jones
                                        and of the Dow Jones Industrial
                                        Average(SM) which is determined,
                                        composed and calculated by Dow Jones
                                        without regard to Morgan Stanley or the
                                        PLUS. Dow Jones has no obligation to
                                        take the needs of Morgan Stanley or the
                                        owners of the PLUS into consideration
                                        in determining, composing or
                                        calculating the Dow Jones Industrial
                                        Average(SM). Dow Jones is not
                                        responsible for and has
                                        not participated in the determination
                                        of the timing of, prices at, or
                                        quantities of the PLUS to be issued or
                                        in the determination or calculation of
                                        the equation by which the PLUS are to
                                        be converted into cash. Dow Jones has
                                        no obligation or liability in
                                        connection with the administration,
                                        marketing or trading of the PLUS.

                                        DOW JONES DOES NOT GUARANTEE THE
                                        ACCURACY AND/OR THE COMPLETENESS OF THE
                                        DOW JONES INDUSTRIAL AVERAGE(SM) OR ANY
                                        DATA INCLUDED THEREIN AND DOW JONES
                                        SHALL HAVE NO LIABILITY FOR ANY ERRORS,
                                        OMISSIONS, OR INTERRUPTIONS THEREIN.
                                        DOW JONES MAKES NO WARRANTY, EXPRESS OR
                                        IMPLIED, AS TO RESULTS TO BE OBTAINED
                                        BY MORGAN STANLEY, OWNERS OF THE PLUS,
                                        OR ANY OTHER PERSON OR ENTITY FROM THE
                                        USE OF THE DOW JONES INDUSTRIAL
                                        AVERAGE(SM) OR ANY DATA INCLUDED
                                        THEREIN. DOW JONES MAKES NO EXPRESS OR
                                        IMPLIED WARRANTIES, AND EXPRESSLY
                                        DISCLAIMS ALL WARRANTIES, OF
                                        MERCHANTABILITY OR FITNESS FOR A
                                        PARTICULAR PURPOSE OR USE WITH RESPECT
                                        TO THE DOW JONES INDUSTRIAL AVERAGE(SM)
                                        OR ANY DATA INCLUDED THEREIN. WITHOUT
                                        LIMITING ANY OF THE FOREGOING, IN NO
                                        EVENT SHALL DOW JONES HAVE ANY
                                        LIABILITY FOR ANY LOST PROFITS OR
                                        INDIRECT, PUNITIVE, SPECIAL OR
                                        CONSEQUENTIAL DAMAGES OR LOSSES, EVEN
                                        IF NOTIFIED OF THE POSSIBILITY THEREOF.
                                        THERE ARE NO THIRD PARTY BENEFICIARIES
                                        OF ANY AGREEMENTS OR ARRANGEMENTS
                                        BETWEEN DOW JONES AND MORGAN STANLEY.

                                        "Dow Jones(SM)," "Dow Jones Industrial
                                        Average(SM)" and "DJIA(SM)" are service
                                        marks of Dow Jones & Company, Inc. and
                                        have been licensed for use for certain
                                        purposes by Morgan Stanley. Morgan
                                        Stanley's PLUS due April 30, 2005 Based
                                        on the Value of the Dow Jones
                                        Industrial Average(SM) are not
                                        sponsored, endorsed, sold or promoted
                                        by Dow Jones, and Dow Jones makes no
                                        representation regarding the
                                        advisability of investing in the PLUS.

ERISA Matters for Pension Plans
and Insurance Companies...............  Each fiduciary of a pension, profit-sharing or other employee
                                        benefit plan subject to the Employee
                                        Retirement Income Security Act of 1974,
                                        as amended ("ERISA"), (a "Plan") should
                                        consider the fiduciary standards of
                                        ERISA in the context of the Plan's
                                        particular circumstances before
                                        authorizing an investment in the PLUS.
                                        Accordingly, among other factors, the
                                        fiduciary should consider whether the
                                        investment would satisfy the prudence
                                        and diversification requirements of
                                        ERISA and would be consistent with the
                                        documents and instruments governing the
                                        Plan.

                                        In addition, we and certain of our
                                        subsidiaries and affiliates, including
                                        MS & Co. and Morgan Stanley DW Inc.
                                        (formerly Dean Witter Reynolds Inc.)
                                        ("MSDWI"), may each be considered a
                                        "party in interest" within the meaning
                                        of ERISA, or a "disqualified person"
                                        within the meaning of the Internal
                                        Revenue Code of 1986, as amended (the
                                        "Code"), with respect to many Plans, as
                                        well as many individual retirement
                                        accounts and Keogh plans (also
                                        "Plans"). Prohibited transactions
                                        within the meaning of ERISA or the Code
                                        would likely arise, for example, if the
                                        PLUS are acquired by or with the assets
                                        of a Plan with respect to which MS &
                                        Co., MSDWI or any of their affiliates
                                        is a service provider, unless the PLUS
                                        are acquired pursuant to an exemption
                                        from the "prohibited transaction"
                                        rules. A violation of these "prohibited
                                        transaction" rules may result in an
                                        excise tax or other liabilities under
                                        ERISA and/or Section 4975 of the Code
                                        for such persons, unless exemptive
                                        relief is available under an applicable
                                        statutory or administrative exemption.

                                        The U.S. Department of Labor has issued
                                        five prohibited transaction class
                                        exemptions ("PTCEs") that may provide
                                        exemptive relief for direct or indirect
                                        prohibited transactions resulting from
                                        the purchase or holding of the PLUS.
                                        Those class exemptions are PTCE 96-23
                                        (for certain transactions determined by
                                        in-house asset managers), PTCE 95-60
                                        (for certain transactions involving
                                        insurance company general accounts),
                                        PTCE 91-38 (for certain transactions
                                        involving bank collective investment
                                        funds), PTCE 90-1 (for certain
                                        transactions involving insurance
                                        company separate accounts) and PTCE
                                        84-14 (for certain transactions
                                        determined by independent qualified
                                        asset managers).

                                        Because we may be considered a party in
                                        interest with respect to many Plans,
                                        the PLUS may not be purchased or held
                                        by any Plan, any entity whose
                                        underlying assets include "plan assets"
                                        by reason of any Plan's investment in
                                        the entity (a "Plan Asset Entity") or
                                        any person investing "plan assets" of
                                        any Plan, unless such purchaser or
                                        investor is eligible for exemptive
                                        relief, including relief available
                                        under PTCE 96-23, 95-60, 91-38, 90-1 or
                                        84-14 or such purchase and holding is
                                        otherwise not prohibited. Any
                                        purchaser, including any fiduciary
                                        purchasing on behalf of a Plan, or
                                        investor in the PLUS will be deemed to
                                        have represented, in its corporate and
                                        fiduciary capacity, by its purchase and
                                        holding thereof that it either (a) is
                                        not a Plan or a Plan Asset Entity and
                                        is not purchasing such securities on
                                        behalf of or with "plan assets" of any
                                        Plan or (b) is eligible for exemptive
                                        relief or such purchase or holding is
                                        not prohibited by ERISA or Section 4975
                                        of the Code.

                                        Under ERISA, assets of a Plan may
                                        include assets held in the general
                                        account of an insurance company which
                                        has issued an insurance policy to such
                                        plan or assets of an entity in which
                                        the Plan has invested. Accordingly,
                                        insurance company general accounts that
                                        include assets of a Plan must ensure
                                        that one of the foregoing exemptions is
                                        available. Due to the complexity of
                                        these rules and the penalties that may
                                        be imposed upon persons involved in
                                        non-exempt prohibited transactions, it
                                        is particularly important that
                                        fiduciaries or other persons
                                        considering purchasing the PLUS on
                                        behalf of or with "plan assets" of any
                                        Plan consult with their counsel
                                        regarding the availability of exemptive
                                        relief under PTCE 96-23, 95-60, 91-38,
                                        90-1 or 84-14.

                                        Certain plans that are not subject to
                                        ERISA, including plans maintained by
                                        state and local governmental entities,
                                        are nonetheless subject to investment
                                        restrictions under the terms of
                                        applicable local law. Such restrictions
                                        may preclude the purchase of the PLUS.

                                        Purchasers of the PLUS have exclusive
                                        responsibility for ensuring that their
                                        purchase and holding of the PLUS do not
                                        violate the prohibited transaction
                                        rules of ERISA or the Code, or any
                                        requirements applicable to government
                                        or other benefit plans that are not
                                        subject to ERISA or the Code.

United States Federal Income
Taxation..............................  The following summary is based on the advice of Davis Polk & Wardwell, our
                                        special tax counsel ("Tax Counsel"),
                                        and is a general discussion of the
                                        principal potential U.S. federal income
                                        tax consequences to initial investors
                                        in the PLUS that (i) purchase the PLUS
                                        at their Issue Price and (ii) will hold
                                        the PLUS as capital assets within the
                                        meaning of Section 1221 of the Code.
                                        This summary is based on the Code,
                                        administrative pronouncements, judicial
                                        decisions and currently effective and
                                        proposed Treasury regulations, changes
                                        to any of which subsequent to the date
                                        of this pricing supplement may affect
                                        the tax consequences described herein.
                                        This summary does not address all
                                        aspects of U.S. federal income taxation
                                        that may be relevant to a particular
                                        investor in light of the investor's
                                        individual circumstances or to
                                        investors subject to special treatment
                                        under the U.S. federal income tax laws
                                        (e.g., certain financial institutions,
                                        tax-exempt organizations, dealers in
                                        options or securities, or persons who
                                        hold the PLUS as part of a hedging
                                        transaction, straddle, conversion or
                                        other integrated transaction). As the
                                        law applicable to the U.S. federal
                                        income taxation of instruments such as
                                        the PLUS is technical and complex, the
                                        discussion below necessarily represents
                                        only a general summary. Moreover, the
                                        effect of any applicable state, local
                                        or foreign tax laws is not discussed.

                                        General

                                        Pursuant to the terms of the PLUS, we
                                        and every investor in the PLUS agree
                                        (in the absence of an administrative
                                        determination or judicial ruling to the
                                        contrary) to characterize a PLUS for
                                        all tax purposes as a single financial
                                        contract with respect to the DJIA that
                                        (1) requires the investor to pay us at
                                        inception an amount equal to the
                                        purchase price of the PLUS and (2)
                                        entitles the investor to receive at
                                        maturity an amount in cash based upon
                                        the performance of the DJIA. The
                                        characterization of the PLUS described
                                        above is not, however, binding on the
                                        IRS or the courts. No statutory,
                                        judicial or administrative authority
                                        directly addresses the characterization
                                        of the PLUS (or of similar instruments)
                                        for U.S. federal income tax purposes,
                                        and no ruling is being requested from
                                        the IRS with respect to their proper
                                        characterization and treatment. Due to
                                        the absence of authorities that
                                        directly address the PLUS (or similar
                                        instruments), Tax Counsel is unable to
                                        render an opinion as to their proper
                                        characterization for U.S. federal
                                        income tax purposes. As a result,
                                        significant aspects of the U.S. federal
                                        income tax consequences of an
                                        investment in the PLUS are not certain,
                                        and no assurance can be given that the
                                        IRS or the courts will agree with the
                                        characterization and tax treatment
                                        described herein. Accordingly, you are
                                        urged to consult your tax advisor
                                        regarding the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS (including possible alternative
                                        characterizations of the PLUS) and
                                        regarding any tax consequences arising
                                        under the laws of any state, local or
                                        foreign
                                        taxing jurisdiction. Unless otherwise
                                        stated, the following discussion is
                                        based on the characterization described
                                        above.

                                        U.S. Holders

                                        As used herein, the term "U.S. Holder"
                                        means a beneficial owner of PLUS that
                                        for U.S. federal income tax purposes
                                        is:

                                        o    a citizen or resident of the
                                             United States;
                                        o    a corporation, or other entity
                                             taxable as a corporation, created
                                             or organized under the laws of the
                                             United States or any political
                                             subdivision thereof; or
                                        o    an estate or trust the income of
                                             which is subject to United States
                                             federal income taxation regardless
                                             of its source.

                                        Tax Treatment of the PLUS

                                        Tax basis. A U.S. Holder's tax basis in
                                        the PLUS will equal the amount paid by
                                        the U.S. Holder to acquire the PLUS.

                                        Settlement of the PLUS at maturity.
                                        Upon receipt of cash at maturity, a
                                        U.S. Holder generally will recognize
                                        long-term capital gain or loss equal to
                                        the difference between the amount of
                                        cash received and the U.S. Holder's
                                        basis in the PLUS.

                                        Sale or exchange of the PLUS. Upon a
                                        sale or exchange of the PLUS prior to
                                        their maturity, a U.S. Holder will
                                        generally recognize capital gain or
                                        loss equal to the difference between
                                        the amount realized on the sale or
                                        exchange and the U.S. Holder's basis in
                                        the PLUS sold or exchanged. This gain
                                        or loss will generally be long-term
                                        capital gain or loss if the U.S. Holder
                                        held the PLUS for more than one year at
                                        the time of disposition.

                                        Possible Alternative Tax Treatments of
                                        an Investment in the PLUS

                                        Due to the absence of authorities that
                                        directly address the proper tax
                                        treatment of the PLUS, no assurance can
                                        be given that the IRS will accept, or
                                        that a court will uphold, the
                                        characterization and treatment
                                        described above. In particular, the IRS
                                        could seek to analyze the U.S. federal
                                        income tax consequences of owning PLUS
                                        under Treasury regulations governing
                                        contingent payment debt instruments
                                        (the "Contingent Payment Regulations").

                                        If the IRS were successful in asserting
                                        that the Contingent Payment Regulations
                                        applied to the PLUS, the timing and
                                        character of income thereon would be
                                        significantly affected. Among other
                                        things, a U.S. Holder would be required
                                        to accrue original issue discount on
                                        the PLUS every year at a "comparable
                                        yield" determined at the time of their
                                        issuance. Furthermore, any gain
                                        realized by a U.S. Holder at maturity,
                                        upon early retirement of the PLUS
                                        pursuant to our call right, or upon a
                                        sale or other disposition of the PLUS
                                        would generally be treated as ordinary
                                        income, and any loss realized at
                                        maturity would be treated as ordinary
                                        loss to the extent of the U.S. Holder's
                                        prior accruals of original issue
                                        discount, and as capital loss
                                        thereafter.

                                        Even if the Contingent Payment
                                        Regulations do not apply to the PLUS,
                                        other alternative federal income tax
                                        characterizations of the PLUS are
                                        possible which, if applied, could also
                                        affect the timing and the character of
                                        the income or loss with respect to the
                                        PLUS. It is possible, for example, that
                                        a PLUS could be treated as a unit
                                        consisting of a loan and a forward
                                        contract, in which case a U.S. Holder
                                        would be required to accrue interest
                                        income or original issue discount on a
                                        current basis. Accordingly, prospective
                                        investors are urged to consult their
                                        tax advisors regarding all aspects of
                                        the U.S. federal income tax
                                        consequences of an investment in the
                                        PLUS.

                                        Backup Withholding and Information
                                        Reporting

                                        A U.S. Holder of the PLUS may be
                                        subject to information reporting and to
                                        backup withholding in respect of
                                        amounts paid to the U.S. Holder, unless
                                        the U.S. Holder provides proof of an
                                        applicable exemption or a correct
                                        taxpayer identification number, and
                                        otherwise complies with applicable
                                        requirements of the backup withholding
                                        rules. The amounts withheld under the
                                        backup withholding rules are not an
                                        additional tax and may be refunded, or
                                        credited against the U.S. Holder's U.S.
                                        federal income tax liability, provided
                                        the required information is furnished
                                        to the IRS.

                                        Non-U.S. Holders

                                        The discussion under this heading
                                        applies to you only if you are a
                                        "Non-U.S. Holder." This discussion does
                                        not describe all of the U.S. federal
                                        income tax consequences that may be
                                        relevant to an investor in light of its
                                        particular circumstances or to
                                        investors that are subject to special
                                        rules, such as Non-U.S. Holders, as
                                        defined below, that are owned or
                                        controlled by persons subject to U.S.
                                        federal income tax or for whom income
                                        or gain in respect of the PLUS are
                                        effectively connected with a trade or
                                        business in the United States.

                                        A Non-U.S. Holder is a beneficial owner
                                        of PLUS that for U.S. federal income
                                        tax purposes is:

                                        o   a nonresident alien individual;
                                        o   a foreign corporation; or
                                        o   a foreign trust or estate.

                                        A Non-U.S. Holder of the PLUS will not
                                        be subject to U.S. federal income or
                                        withholding tax in respect of amounts
                                        paid to the Non-U.S. Holder, except
                                        that gain from the sale or exchange of
                                        the PLUS or their settlement at
                                        maturity may be subject to U.S. federal
                                        income tax if such Non-U.S. Holder is a
                                        non-resident alien individual and is
                                        present in the United States for 183
                                        days or more during the taxable year of
                                        the sale or exchange (or settlement at
                                        maturity) and certain other conditions
                                        are satisfied.

                                        Information returns may be filed with
                                        the U.S. Internal Revenue Service (the
                                        "IRS") in connection with the payment
                                        on the PLUS at maturity as well as in
                                        connection with the proceeds from a
                                        sale, exchange or other disposition. A
                                        Non-U.S. Holder will be subject to
                                        backup withholding in respect of
                                        amounts paid to the Non-U.S. Holder,
                                        unless such Non-U.S. Holder complies
                                        with certain
                                        certification procedures establishing
                                        that it is not a U.S. person for U.S.
                                        federal income tax purposes (e.g., by
                                        providing a completed IRS Form W-8BEN
                                        certifying, under penalties of perjury,
                                        that such Non-U.S. Holder is not a U.S.
                                        person) or otherwise establishes an
                                        exemption. The amount of any backup
                                        withholding from a payment to a
                                        Non-U.S. Holder will be allowed as a
                                        credit against the Non-U.S. Holder's
                                        U.S. federal income tax liability and
                                        may entitle the Non-U.S. Holder to a
                                        refund, provided that the required
                                        information is furnished to the IRS.